Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

VIROPHARMA INCORPORATED

ARTICLE I

Stockholders

Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or the Board of Directors, to be held at such time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of stockholders who together own of record 25% of the outstanding stock of any class entitled to vote at such meeting.

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these by-laws until a quorum shall attend.

Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7. Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting.

Section 1.8. Fixing Date for Determination of Stockholders of Record.

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders, except as set forth in subsection (b) below, shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose, except as set forth in subsection (b) below, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to vote at a special meeting of stockholders called by the secretary at the request of the stockholders of the corporation pursuant to the second sentence of Section 1.2 or entitled to consent to corporate action in writing without a meeting pursuant to Section 1.10, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the secretary call a special meeting at the request of the stockholders or to have the stockholders authorize or take corporate action by written consent shall in each case request, by written notice to the Secretary, that the Board of Directors fix a record date, which written notice shall include all information that would be required to be delivered pursuant to Section 1.11 and Section 2.9 of these Bylaws if the stockholder had been making a director nomination or proposing business to be considered at a meeting of stockholders. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to vote at a special meeting of stockholders called by the secretary at the request of the stockholders of the corporation or entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a written request stating the purpose of the stockholder meeting, or a signed written consent setting forth the action taken or proposed to be taken, as applicable, is delivered to the corporation by delivery to its registered office in Delaware or its principal place of business. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to vote at a special meeting of stockholders called by the secretary at the request of the stockholders of the corporation or entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) In the event of the delivery, in the manner provided by Section 1.10, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with Section 1.10 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.10. Consent of Stockholders in Lieu of Meeting. Any action required by law to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 1.11. Nature of Business at Meetings of Stockholders. Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 2.9) may be transacted at an annual meeting of stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.11 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 1.11.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of such stockholder; (iii) as to the stockholder giving the notice, (A) the class, series and number of all shares of stock of the corporation which are owned by such stockholder, (B) the name of each nominee holder of shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder, and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the corporation and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase the voting power or pecuniary or economic interest of such stockholder with respect to stock of the corporation; (iv) a description of all agreements, arrangements, or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, including any anticipated benefit to the stockholder therefrom; (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an annual meeting of stockholders pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.11; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1.11 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

ARTICLE II

Board of Directors

Section 2.1. Number; Qualifications. The Board of Directors shall consist of four or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.2. Election; Resignation; Removal; Vacancies. At each annual meeting of Stockholders, the Stockholders shall elect directors, each to hold office for the term applicable to the class to which such director is elected in accordance with the Certificate of Incorporation or until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. The Stockholders may remove any director with or without cause at any time. Except as otherwise provided in the Certificate of Incorporation, any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of Stockholders. Each director elected to fill a vacancy in the Board of Directors shall complete the term of office of the director who has been succeeded or until his successor is elected and qualified or until his earlier resignation or removal. In the case of an election of a new director to fill a directorship created by an enlargement of the Board, the Board shall, in such election, assign the class of directors to which such additional director is being elected in accordance with the Certificate of Incorporation, and each director so elected shall hold office for the same term as the other members of the class to which the director is assigned.

Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the President or by one-third of the members of the Board of Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

Section 2.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in persons at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of the entire Board shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Informal Action by Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 2.9. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except, to the extent applicable, as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.9 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.9.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must (a) as to each person whom the stockholder proposes to nominate for election or reelection as a member of the Board of Directors (i) set forth any information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) include a completed and signed questionnaire, representation and agreement required by Section 2.10 of these Bylaws; provided, that the corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; and (b) as to the stockholder giving the notice, set forth (i) the name and record address of such stockholder; (ii) (A) the class, series and number of all shares of stock of the corporation which are owned by such stockholder, (B) the name of each nominee holder of shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder, and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the corporation and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase the voting power or pecuniary or economic interest of such stockholder with respect to stock of the corporation; (iii) a description of all agreements, arrangements, or understandings between such stockholder or any affiliate thereof and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder or any affiliate thereof, and any material interest of such stockholder or any affiliate thereof in such nomination, including any anticipated benefit therefrom to the stockholder or any affiliate thereof and including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate thereof or person acting in concert therewith, were the “registrant;” for purposes of such item and the nominee were a director or executive officer of such registrant; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice also must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person nominated by a stockholder of the corporation shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.9. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 2.10. Director Nominee Questionnaire and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.9) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Agreement”) that has not been disclosed to the corporation or (2) any Voting Agreement that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

ARTICLE III

Committees

Section 3.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Unless otherwise prohibited by a resolution of the Board of Directors, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors or in these by-laws, and to the fullest extent permitted by Delaware law, now in effect or as may hereafter be in effect, including any changes after the adoption of these by-laws in any applicable law, statute, or rule which expands the right of a board of directors of a Delaware corporation to delegate authorities of such a board of directors to a committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.

ARTICLE IV

Officers

Section 4.1. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall choose a Chief Executive Officer, a President and a Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding this election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2. Powers and Duties of Executive Officers. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE V

Stock

Section 5.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Miscellaneous

Section 6.1. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

Section 6.2. Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 6.4. Indemnification of Directors, Officers and Employees. The corporation shall indemnify to the full extent authorized by law any person made, or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.

Section 6.5. Interested Directors; Quorum. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to this relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 6.6. Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.7. Amendment of By-laws. Except with respect to Sections 1.2, 1.3, 1.7, 1.10 and 6.4 of these by-laws, for which the amendment or repeal thereof, or adoption of any provision inconsistent therewith, shall require the approval of a majority of the outstanding shares of capital stock of the Corporation, or any amendment to Section 2.2 that would permit the removal of a director only for cause or by a supermajority vote of the stockholders, which amendment also shall require the approval of a majority of the outstanding shares of capital stock of the Corporation, these by-laws may be amended or repealed, and new by-laws made, by the Board of Directors without the approval of the majority of the outstanding shares of capital stock of the Corporation.